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                                                                   Exhibit (h-7)

                                                          Dated: October 1, 1998


                                     AMENDED
                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                            PACIFIC CAPITAL FUNDS AND
                            BISYS FUND SERVICES, INC.


                                      FUNDS


                           U.S. Treasury Securities Fund
                           Short Intermediate U.S. Treasury Securities Fund Diversified Fixed Income Fund
                           Tax-Free Short Intermediate Securities Fund
                           Tax-Free Securities Fund
                           Growth Stock Fund
                           Balanced Fund
                           Growth and Income Fund
                           New Asia Growth Fund
                           Value Fund
                           Small Capitalization Fund
                           International Stock Fund


                                                PACIFIC CAPITAL FUNDS


                                                By: /s/ Irimga McKay
                                                   -----------------------------

                                                Title: President
                                                       -------------------------



                                                BISYS FUND SERVICES OHIO, INC.


                                                By: /s/ William J. Tomko
                                                    ----------------------------

                                                Title: Executive Vice President
                                                       -------------------------



                                      A-1